Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 229251 on Form S-3 and Registration Statement Nos. 333-237382, 333-221550, 333-269057 and 333-275985 on Form S-8 of our reports dated February 22, 2024, relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California
February 22, 2024